UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 17, 2004
Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

DELAWARE	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 N. Central Ave., Phoenix, Arizona		85004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 207-4000

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit 99.1

Item 5. OTHER EVENTS

On June 17, 2004, Viad Corp (the “Company”) issued a press release announcing that its Board of Directors has approved the redemption of all issued and outstanding shares of the Company’s $4.75 Preferred Stock (“Preferred Stock”). This redemption, which is to be effected in accordance with the terms of the Preferred Stock, will be redeemed effective July 16, 2004 for $101.00 per share, plus a dollar amount equal to all accrued and unpaid dividends on the shares from April 15, 2004 through July 15, 2004. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	– Press release, dated June 17, 2004, issued by Viad Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

June 17, 2004	By	/s/ G. Michael Latta

G. Michael Latta Vice President – Controller (Chief Accounting Officer and Authorized Officer)